Exhibit 10.82

Executive Park West II

4720 Gettysburg Road

Mechanicsburg, PA 17055

First Amendment to Lease Agreement

This First Amendment is made as of this 24th day of February, 2016 by and between Old Gettysburg Associates II, LP (“Landlord”), and Select Medical Corporation (“Tenant”).

BACKGROUND:

A.            Landlord and Tenant are parties to that certain Office Lease Agreement dated November 1, 2012 with an effective Commencement date of January 1, 2013 thereto, pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, approximately 28,048 rentable square feet of space known as Suites 101, 102, 103, 104, 201A, 202, 301, 303, 304 and 401 in the building located at 4720 Gettysburg Road, Mechanicsburg, Pennsylvania.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

B.            Landlord and Tenant now desire to amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and intending to be legally bound hereby, Landlord and Tenant agree as follows:

Effective April 1, 2016 the following terms contained in the Basic Lease shall be amended as follows:

1.              Landlord and Tenant hereby agree that Tenant shall add to the Master Lease and occupy an additional 4,926 RSF of space known as Suite 203.

2.              The first month’s rent for this space will commence as of April 1, 2016 and will expire on December 31, 2022.

3.              The rental rate for Suite 203 shall be the same as the rental rate for the Master Lease.

4.              All of the Lease terms and conditions of the existing Master Lease shall be applicable to Suite 203.

All other terms and conditions contained in the Lease and not amended hereby remain in full force and effect.

Landlord and Tenant have caused this First Amendment to be duly executed.

Landlord:	Old Gettysburg Associates II, LP

By:	/s/ John M. Ortenzio
John M. Ortenzio, Manager of the General Partner

Date: February 24, 2016

Tenant:	Select Medical Corporation

By:	/s/ Michael E. Tarvin
Michael E. Tarvin

Title:	Executive Vice President, General Counsel and Secretary

Date: February 24, 2016